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             SECURITIES AND EXCHANGE COMMISSION
                   	WASHINGTON, D.C.  20549



                          	FORM 8-K



                       	CURRENT REPORT
             	PURSUANT TO SECTION 13 or 15(d) OF
             	THE SECURITIES EXCHANGE ACT OF 1934




Date of Report. . . . . . . . . . . . . . .   February 21, 1997




                 BLACK DOME ENERGY CORPORATION
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      	(Exact name of Registrant as specified in its charter)



     Colorado                      0-9394           84-0808397
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 State or other jurisdiction     Commission     (I.R.S. Employer
     of incorporation	           File Number    Identification No.)



1536 Cole Blvd., Suite 325     Golden, Colorado       80401
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(Address of principal executive offices)            (Zip Code)



               	        (303) 231-9059
                 -----------------------------
                	Registrant's telephone number,
                   	including area code



                             N/A
     -----------------------------------------------------------
   	(Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

On February 21, 1997 the Registrant sold substantially all of its oil and gas assets to MBR Resources, Inc. (an unaffiliated, privately-held oil and gas company located in Tulsa, Oklahoma) for the amount of $921,250.00 in cash (subject to adjustment after consummation of the transaction in accordance with the terms and provisions of the Purchase and Sale Agreement between the parties). The perceived fair market value of the properties was the overriding guiding principle utilized in determining the amount of the purchase price for the properties.
The Registrant's preception of fair market value was based upon management's evaluation of the subject properties and its analysis of the amounts offered by other parties in recent negotiations with respect to proposed sales of the same properties. Other than the transaction which is the subject of this report , there is no known relationship (material or otherwise) between MBR Resources, Inc. and the Registrant, or any associate of any such director or officer.

	The sale of the subject properties was conducted in accordance with the plan to dissolve the Registrant which was approved by the Registrant's shareholders on December 16, 1996.


Item 7.  Financial Statements and Exhibits.

	Exhibit 10.1	Purchase and Sale Agreement between the Registrant and
MBR Resources, Inc. dated February 5, 1997.






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                      	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)              						BLACK DOME ENERGY CORPORATION
(Date)                          February 27, 1997
By(Signature)                   /s/ Edgar J. Huff
(Name and Title)      						    Edgar J. Huff, President and
                         							Chief Financial Officer











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